Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6
This Amendment No. 6, dated as of September 30, 2014 (this “Amendment”), to that certain Credit Agreement, dated as of November 30, 2010, as amended by Amendment No. 1, dated as of November 16, 2012, Amendment No. 2, July 24, 2013, Amendment No. 3, dated as of August 30, 2013 and Amendment No. 4, dated as of February 21, 2014, and Amendment No. 5, dated as of April 11, 2014 (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among CCA CLUB OPERATIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CLUBCORP CLUB OPERATIONS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent and Tranche A L/C Issuer, CITIBANK, N.A., as Tranche B L/C Issuer and Swing Line Lender, and CITIGROUP GLOBAL MARKETS INC. and DEUTSCHE BANK SECURITIES INC., as Joint Lead Arrangers and Joint Bookrunners, is entered into by and among Holdings, the Borrower, the Agents, the Lenders party hereto and the New Term B Lender (as defined below). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, Holdings, the Administrative Agent, the Lenders and certain other parties hereto are parties to the Credit Agreement;
WHEREAS, a Subsidiary of the Borrower has entered into an Equity Purchase Agreement, dated as of August 13, 2014 (as in effect on the date hereof, the “Purchase Agreement”), with Sequoia Golf Holdings LLC, Parthenon-Sequoia Ltd., Parthenon Investors II, L.P., J&R Founders’ Fund II, L.P., PCIP Investors, and several members of Sequoia Golf Holdings LLC, pursuant to which one or more subsidiaries of Borrower (collectively, the “Acquisition Company”) will acquire all of the issued and outstanding Equity Interests (the “Acquisition”) of each of Sequoia Golf Holdings LLC, a Delaware limited liability company (the “Domestic Target Subsidiary”) and Parthenon-Sequoia, Ltd., a Cayman corporation (the “Foreign Target Subsidiary” and, collectively with the Domestic Target Subsidiary, the “Target”);
WHEREAS, for purposes of financing the Acquisition, the Borrower has requested an amendment to the Credit Agreement that would, among other things, (i) increase the Applicable Rate with respect to Term B Loans, (ii) increase the amount of incremental facilities available to the Borrower under Section 2.14 of the Credit Agreement and (iii) make certain other amendments to the Credit Agreement requested by the Borrower;
WHEREAS, the Borrower has requested that the Eligible Assignees party hereto as a New Term B Lender (the “New Term B Lender”) extend credit to the Borrower in the form of new term loans of up to an aggregate principal amount of $250,000,000 under the Term B Loan Facility pursuant to Section 2.14 of the Credit Agreement, as amended hereby (the “Incremental Term B Loans”);
WHEREAS, the New Term B Lender has indicated its willingness to make the Incremental Term B Loans available to the Borrower on the terms and subject to the conditions contemplated hereby; and
WHEREAS, in order to effect the foregoing, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.AMENDMENTS TO THE CREDIT AGREEMENT
Effective as of the Sixth Amendment Effective Date (as defined in Section 3 below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
1.1    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Sixth Amendment” means the Amendment No. 6 to this Agreement, dated as of September 30, 2014.
“Sixth Amendment Effective Date” has the meaning assigned to such term in the Sixth Amendment.
1.2    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Applicable Rate” as follows:
(a)    with respect to Term B Loans, (i) for any period occurring prior to the Sixth Amendment Effective Date and after the Second Amendment Effective Date, (A) for Eurodollar Rate Loans, 3.00% and (B) for Base Rate Loans, 2.00% and (ii) on and after the Sixth Amendment Effective Date, (A) for Eurodollar Rate Loans, 3.50% and (B) for Base Rate Loans, 2.50%; and
1.3    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) (v) of the definition of “Consolidated EBITDA” as follows:
(v)    the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities in an amount not to exceed (A) $5,000,000 in connection with any single acquisition, closure or consolidation and (B) $10,000,000 in the aggregate in connection with all acquisitions, closures or consolidations in any single Fiscal Year; plus
1.4    Subclause (z) of clause (a)(ix) of the definition of Consolidated EBITDA in Section 1.01 of the Credit Agreement is hereby amended by re-designating such subclause as “(C)” and amending and restating such subclause as follows:
(C )    the aggregate amount of cost-savings added pursuant to this clause (ix) shall not exceed (A) $3,000,000 in connection with any acquisition of each 18-hole golf course and (B) $15,000,000 for any four consecutive quarter period on a Pro Forma Basis; plus

1.5    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a)(x) of the definition of “Consolidated EBITDA” as follows:
(x)     the amount of (A) deferred revenue relating to Membership Deposit Liabilities that was written off in connection with the purchase of ClubCorp, Inc. by Fillmore CCA Holdings, Inc. on December 26, 2006, and (B) Membership Deposit Liabilities that qualified to be written off pursuant to GAAP as of the date of consummation of the Acquisition, in each case, which, but for such write-off, would have been recognized as revenue in the related period; plus
1.6    The definition of Consolidated Total Debt in Section 1.01 of the Credit Agreement is hereby amended to replace “$75,000,000” with “$85,000,000”.
1.7    The definition of Excluded Subsidiary in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding the forgoing, Parthenon Sequoia Ltd., a Cayman corporation shall not be an Excluded Subsidiary so long as it owns Equity Interests in any Loan Party that owns Material Real Property.
1.8    Clause (ii)(x) of the last paragraph of clause (a) of the definition of Net Cash Proceeds in Section 1.01 of the Credit Agreement is hereby amended to replace “2,500,000” within such clause with “$5,000,000,” and clause (ii)(y) of such paragraph is hereby amended to replace “$5,000,000” within such clause with “$10,000,000.”
1.9    Section 1.08 of the Credit Agreement is hereby amended and restated in full as follows:
Section 1.08.    Pro Forma Basis.
(a)    For purposes of making all financial calculations to determine the Senior Secured Leverage Ratio or Total Leverage Ratio, all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by Holdings and its Restricted Subsidiaries (including through Permitted Acquisitions) after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Holdings on a Pro Forma Basis.
(b)    With respect to any provision of this Agreement that requires compliance or Pro Forma Compliance with the financial covenants set forth in Section 7.10, such compliance or Pro Forma Compliance shall not be required when the Borrower is not otherwise required to comply with such covenant under the terms of Section 7.10 at such time.
1.10    Clause (a)(iv) of Section 2.05 of the Credit Agreement is hereby amended and restated in full as follows:
At the time of the effectiveness of any Repricing Transaction that (A) makes any prepayment of Term Loans in connection with any Repricing Transaction, or (B) effects any amendment of this Agreement resulting in a Repricing Transaction and is consummated prior to March 31, 2015, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Term Lender, a fee in an amount equal to, (x) in the case of clause (A), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (y) in the case of clause (B), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.
1.11    Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    The Borrower may by written notice to the Administrative Agent elect to request (i) prior to the Maturity Date of the applicable Revolving Credit Facility, one or more increases to the Tranche A Revolving Credit Commitments or the Tranche B Revolving Credit Commitments (any such increase in commitments, the “Incremental Revolving Credit Commitments”) and/or (ii) prior to the Maturity Date of the Term B Loan Facility, the establishment of one or more new term loan commitments (the “New Term Commitments” and, together with the Incremental Revolving Credit Commitments, the “Incremental Commitments”) which may be of the same Class as existing Term Loans or a separate Class of new term loans; provided that, (x) the aggregate principal amount of all such Incremental Commitments shall not exceed (A) $350,000,000 solely with respect to Incremental Term B Loans (as defined in the Fifth Amendment) made available to the Borrower on the Fifth Amendment Effective Date, plus (B) $250,000,000 solely with respect to Incremental Term B Loans (as defined in the Sixth Amendment) made available to the Borrower on the Sixth Amendment Effective Date, plus (C) an additional amount of Incremental Revolving Credit Commitments and/or New Term Commitments so long as in the case of this clause (C), the Senior Secured Leverage Ratio shall not exceed 3.75:1.00 as of the end of the Test Period most recently ended, both before and after giving Pro Forma Effect to such Incremental Revolving Credit Commitments or New Term Loans (assuming a borrowing of the maximum amount of Loans available under the Revolving Credit Commitments and any Incremental Revolving Credit Commitments after giving effect to such Incremental Revolving Credit Commitment and any Incremental Revolving Credit Commitments previously made pursuant to this Section 2.14 and excluding, for purposes of determining Consolidated Total Debt, the cash proceeds from the borrowing of the proposed Incremental Revolving Credit Commitments or New Term Loans) and (y) any such request shall be for an aggregate principal amount of Incremental Commitments that is not less than $5,000,000 (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the maximum aggregate principal amount of Incremental Commitments indicated above and all such Incremental Commitments obtained prior to such date) and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the applicable Incremental Commitments shall be effective, which shall be a date not less than fifteen (15) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as shall be reasonably acceptable to the Administrative Agent) and (ii) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Credit Lender” or “New Term Lender”, as applicable) to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or New Term Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Borrower shall first approach each existing Lender to provide any Incremental Commitment, which Lender may elect or decline, in its sole discretion, to provide all or any portion of such requested Incremental Commitment. Such Incremental Commitments shall become effective, as of such Increased Amount Date; provided that, (1) no Default or Event of Default shall have occurred and be continuing on such Increased Amount Date before or after giving effect to such Incremental Commitments; (2) after giving effect to the making of any New Term Loans or effectiveness of any Incremental

Revolving Credit Commitments, each of the conditions set forth in Section 4.02 shall be satisfied; (3) the Incremental Revolving Credit Commitments or New Term Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Revolving Credit Lender or New Term Lender, as applicable, and Administrative Agent, and each of which shall be recorded in the Register, and each New Revolving Credit Lender and New Term Lender shall be subject to the requirements set forth in Section 10.15; (4) the Borrower shall make any payments required pursuant to Section 3.05 in connection with the Incremental Commitments, if applicable; and (5) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction.
1.12    Section 6.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a) Each Loan Party shall (i) deposit in an Approved Deposit Account all cash it receives, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank; provided that the Loan Parties may maintain (A) payroll, withholding tax and other fiduciary accounts (including accounts holding funds for the benefit of the owners of managed clubs) that are not Approved Deposit Accounts or Control Accounts and (B) other accounts that are not Approved Deposit Accounts or Control Accounts, so long as the aggregate balance in all such other accounts pursuant to this sub clause (B) collectively does not exceed $10,000,000 at any time outstanding and further provided that accounts held by Target immediately prior to the Acquisition shall be exempted from this Section 6.13(a) for a period of 365 days after the Sixth Amendment Effective Date (as such term is defined in the Sixth Amendment).
1.13    Clause (s) of Section 7.01 of the Credit Agreement is hereby amended to replace “$2,500,000.” contained in such clause with “$5,000,000; and”.
1.14    Section 7.01 of the Credit Agreement is hereby amended by adding a new clause (t) to read as follows:
(t)    leases, licenses, subleases or sublicenses between Restricted Subsidiaries which are Loan Parties so long as any leasehold or other similar interest created thereby is subordinated to the Lien created by any Mortgage on terms reasonably satisfactory to the Administrative Agent.
1.15    Clause (s) of Section 7.03 of the Credit Agreement is hereby amended to replace “$2,500,000” contained in such clause with “$25,000,000”.
SECTION 2.    INCREMENTAL TERM B LOANS
Subject to the terms and conditions set forth herein, the New Term B Lender agrees to make the Incremental Term B Loans on the Sixth Amendment Effective Date, immediately after giving effect to the amendments contained in Section 1 of this Amendment, pursuant to Section 2.14 of the Credit Agreement. The Incremental Term B Loans shall have identical terms as the Term B Loans (including, without limitation, with respect to the interest rate, maturity date, mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents. Each reference to a “Term Loan”, a “Term B Loan”, “Term Loans” or “Term

B Loans” in the Credit Agreement shall be deemed to include the Incremental B Term Loans and all other related terms will have correlative meanings mutatis mutandis. For the avoidance of doubt and notwithstanding anything in this Amendment to the contrary, the Incremental Term B Loans shall be considered an increase in the Term B Loans under the Credit Agreement and shall not be considered a separate tranche of Indebtedness under the Credit Agreement.
The New Term B Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recently delivered financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including Section 10.15). Upon the Sixth Amendment Effective Date, the New Term B Lender shall become a Lender under the Credit Agreement.
Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all such Incremental Term B Loans, when originally made, are Term B Loans for all purposes under the Loan Documents and are included in each Term Borrowing on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by allocating a portion of each such Incremental Term B Loan to each outstanding Eurodollar Rate Loan that is a Term Loan with the same Interest Period on a pro rata basis, even though as a result thereof such Incremental Term B Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of the Credit Agreement that would prohibit such an initial Interest Period). For the avoidance of doubt, this paragraph is for administrative purposes only and shall, under no circumstances, result in any additional obligations, expenses or fees for any Loan Party.
SECTION 3.    CONDITIONS PRECEDENT
This Amendment shall become effective as of the date hereof (the “Sixth Amendment Effective Date”) on which date, each of the following conditions precedent shall have been satisfied or duly waived:
3.1    Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
(a)    this Amendment, duly executed by each of the Borrower, Holdings, the Administrative Agent, the Required Lenders and each New Term B Lender;
(b)    an Acknowledgement and Confirmation, substantially in the form of Exhibit A hereto, duly executed by Borrower, Holdings and each Restricted Subsidiary which was a Loan Party immediately prior to the execution of this Amendment;
(c)    a certificate executed by a Responsible Officer of the Borrower, (i) certifying compliance with the requirements of Section 3.3; (ii) attaching a certified copy of the Purchase Agreement and related disclosure schedules redacted by Borrower to delete certain nonpublic information; and (iii) certifying that, except as otherwise contemplated herein, including without limitation with respect to the timing of the deliverables contemplated in this Section 3 and Section 5 below, the Acquisition has satisfied the requirements of a Permitted Acquisition under the Credit Agreement;
(d)     a certificate from the Treasurer of the Borrower, certifying that Holdings and its Restricted Subsidiaries, on a consolidated basis, both before and after giving effect to the Acquisition, the extension of the Incremental Term B Loans on the Sixth Amendment Effective Date and the application of the proceeds thereof, are Solvent;
(e)    The Acquisition Company and each of its Subsidiaries after giving effect to the Acquisition (other than any Excluded Subsidiary) (i) shall have executed and delivered to the Administrative Agent (other than with respect to Excluded Assets) (i) a supplement to the Guaranty and Security Agreement and (ii) Intellectual Property Security Agreements;
(f)    The Administrative Agent shall have received (i) any and all certificates representing Equity Interests (other than Excluded Assets) of the Acquisition Company and its Subsidiaries after giving effect to the Acquisition or, if applicable in the case of Equity Interests of any Foreign Subsidiary, the Borrower shall have caused the legal representative(s) of such Subsidiary to register the transfer of the Equity Interests (other than Excluded Assets) in the relevant share registers of such Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, to the extent required by the Guaranty and Security Agreement or other Collateral Documents, instruments, if any, evidencing the intercompany debt held by the Acquisition Company or such Subsidiaries, if any, endorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer; and (ii) all proper financing statements, duly prepared for filing under the UCC necessary in order to perfect and protect the Liens created under the Guaranty and Security Agreement (in the circumstances and to the extent required under such Guaranty and Security Agreement), covering the Collateral of the Acquisition Company and its Subsidiaries after giving effect to the Acquisition as described in the Guaranty and Security Agreement;
(g)    (A) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party (including, as applicable, the Acquisition Company and all of its Subsidiaries after giving effect to the Acquisition), certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each such Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (B) a certificate of Responsible Officers of each Loan Party dated the Sixth Amendment Effective Date and certifying (w) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Sixth Amendment Effective Date, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the incurrence of the Incremental Term B Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the later of (1) the date of the certificate of good standing or (2) the date of the last amendment thereto shown on the certified copy of the certificate or articles of incorporation or organization, in ease case, furnished pursuant to clause (h)(A) above, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (B) above;

(h)    executed legal opinion of Perkins Coie LLP, special counsel to the Loan Parties dated the Sixth Amendment Effective Date and addressed to each L/C Issuer, the Administrative Agent and the Lenders, and their successors, assigns and participants permitted under the Credit Agreement; and
(i)    the results of recent UCC Lien searches with respect to each of the Loan Parties and the Target and its Subsidiaries to the extent reasonably required by the Administrative Agent, and such results shall reveal no Liens on any of the assets of the Loan Parties except for Permitted Liens.
3.2    Fees and Expenses. All fees and reimbursable expenses that have been invoiced as of the Sixth Amendment Effective Date that are due and payable to any Person under the Credit Agreement or under any engagement letter entered into in connection with this Amendment shall have been paid in full in immediately available funds;
3.3    Representations and Warranties. On and as of the Sixth Amendment Effective Date and after giving effect to this Amendment, each of the representations and warranties contained in Section 4 below shall be true and correct;
3.4    USA Patriot Act. The New Term B Lender shall have received from each of the Loan Parties documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such documentation or other information has been requested in writing at least two (2) Business Days prior to Sixth Amendment Effective Date; and
3.5    Incremental Term B Loans. On and as of the Sixth Amendment Effective Date and after giving effect to this Sixth Amendment and the extension of the Incremental Term B Loans contemplated hereby, each of the conditions precedent to the effectiveness of New Term Commitments under Section 2.14(a) of the Credit Agreement shall have been satisfied.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Agents and each Lender, with respect to all Loan Parties, as follows:
4.1    Incorporation of Representations and Warranties from Loan Documents. Immediately before and immediately after giving effect to this Amendment, each of the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if qualified by materiality) on and as of the Sixth Amendment Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (ii) that for purposes of this Section 4.1, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement and, in the case of the financial statements furnished pursuant to Section 6.01(b) of the Credit Agreement, the representations contained in Section 5.05(a) of the Credit Agreement, as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments;
4.2    Corporate Power and Authority. Each of Holdings and the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each of Holdings and the Borrower, and this Amendment is the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and
4.3    Absence of Default. No Default or Event of Default exists or would result from this Amendment.
SECTION 5.    COVENANTS
5.1    Within 90 days of the Sixth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received in substantially the same form as provided in connection with Amendment No. 5 and in form and substance reasonably satisfactory to the Administrative Agent:
(a)    a fully executed counterpart of an amendment for each Mortgage recorded against Material Real Property prior to the Sixth Amendment Effective Date (each, an “Existing Mortgage”; and collectively the “Existing Mortgages”) or (with consent of the Administrative Agent not to be unreasonably withheld) an additional Mortgage for each Existing Mortgage (each, a “Mortgage Amendment”; and together with the applicable Mortgage, an “Amended Mortgage”), duly executed by the applicable Restricted Subsidiary, together with evidence that such counterpart has been delivered to the title insurance company insuring the Amended Mortgage for recording;
(b)    a fully executed counterpart of a Mortgage encumbering Material Real Property acquired in connection with the Acquisition (each a “New Mortgage”, collectively the “New Mortgages”), in form substantially similar to the Existing Mortgages, duly executed by the applicable Restricted Subsidiary, together with evidence that such counterpart has been delivered to the title insurance company insuring the Mortgage for recording;
(c)    a date down and modification endorsement in connection with the existing Lenders’ title insurance policy insuring the applicable Amended Mortgage, which endorsement shall insure that each applicable Amended Mortgage is a valid and enforceable Lien on the Mortgaged Property, free of any other Liens except Permitted Liens;
(d)    a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each New Mortgage as a first priority Lien on the Material Real Property described therein, subject only to Permitted Prior Liens, and free of other Liens except Liens that are junior in priority of the Lien of the Administrative Agent secured by such Mortgage that are otherwise permitted pursuant to Section 7.01 of the Credit Agreement;
(e)    such affidavits and certificates as shall be required to induce the title company to issue the endorsement contemplated in Section (c) above and the policies contemplated in Section (d) above, and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsement and policies;
(f)    an opinion from local counsel in the state where each Mortgaged Property is located, in form substantially similar to those previously provided to the Administrative Agent;

(g)    executed legal opinions of each local counsel for the Loan Parties in each relevant jurisdiction where a Loan Party is organized, in each case, dated as of or after the Sixth Amendment Effective Date and addressed to each L/C Issuer, the Administrative Agent and the Lenders, and their successors, assigns and participants permitted under the Credit Agreement;
(h)    evidence of flood insurance, in the event any Mortgaged Property or portion thereof is located in a special flood hazard area as determined by the “Life of Loan” Federal Emergency Agency Standard Flood Hazard Determinations; and
(i)    a “Life of Loan” Federal Emergency Agency Standard Flood Hazard Determination with respect to the Mortgaged Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower or the applicable Restricted Subsidiary).
5.2    Within 90 days of the Sixth Amendment Effective Date (or such later date as Administrative Agent may agree in its sole discretion), in connection with any lease at a Mortgaged Property between Restricted Subsidiaries which are Loan Parties (which is otherwise permitted by the Credit Agreement) (each an “Affiliate Lease”), the Administrative Agent shall have received the following documents, each in form and substance reasonably acceptable to Administrative Agent and each fully and duly executed by the applicable Restricted Subsidiaries, together with evidence that each such document has been delivered to the title insurance company for recording: (i) a subordination agreement evidencing the subordination of the Affiliate Lease to the corresponding Mortgage on the Mortgaged Property, (ii) a collateral assignment of tenant’s interest in the Affiliate Lease to Administrative Agent, and (iii) a memorandum of lease with respect to each such Affiliate Lease.
SECTION 6.    MISCELLANEOUS
6.1    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and any other Loan Documents delivered in connection herewith) as provided in Section 10.04 of the Credit Agreement.
6.2    Reference to and Effect on the Loan Documents.
(a)    As of the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

6.3    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.
6.4    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
6.5    Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
6.6    Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
6.7    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

CCA CLUB OPERATIONS HOLDINGS, LLC

By:	/s/ Ingrid J. Keiser
Name:	Ingrid J. Keiser
Title:	Secretary

CLUBCORP CLUB OPERATIONS, INC.

By:	/s/ Ingrid J. Keiser
Name:	Ingrid J. Keiser
Title:	Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 6]

CITICORP NORTH AMERICA, INC.,
as Administrative Agent,

By:	/s/ Stuart Dickson
Name: Stuart Dickson
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 6]

CITIBANK, N.A.,
as New Term B Lender

By:	/s/ Brian S. Boyles
Name: Stuart Dickson
Title: Attorney-In-Fact

[SIGNATURE PAGE TO AMENDMENT NO. 6]

[__________________],

as a Term Lender and/or
as a Revolving Credit Lender
(check at least one box)

By:
Name:
Title:

By:
(if a second signature is required by your organization)
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 6]